ALEXANDER                                Alexander & Alexander of New York Inc.
& ALEXANDER                              1185 Avenue of the Americas
LOGO                                     New York, NY 10036
                                         Telephone 212 238-1440
                                         FAX 212 238-1017

                                         John M. Perkins
                                         Vice President

January 24, 1996


Mr. Richard Carney
Manager, Hull and Machinery
Safety, Quality and Risk Management
OMI Corporation
90 Park Avenue
New York, NY 10016

RE:  CHUBB
     -----
     A) DIRECTORS' & OFFICERS' LI8ABILITY
     B) PENSION TRUST LIABILITY
     C) CRIME
     D) SPECIAL COVERAGE
     POLICY NO.: 81092598-H
     POLICY PERIOD: JANUARY 31, 1996 TO JANUARY 31, 1998

     NATIONAL UNION
     --------------
     EXCESS DIRECTORS' & OFFICERS' LIABILITY
     POLICY NO.: 482-51-72
     POLICY PERIOD: JANUARY 31, 1996 TO JANUARY 31, 1997

Dear Richard:

Attached is Chubb's binder dated January 19, 1996 and National Union's binder dated January 22, 1996, which document the fact that coverage has been bound in accordance with your instructions. The primary Chubb terms were outlined in my letter to you dated December 28, 1995. National Union agreed to follow the Chubb terms with the exception of the Pollution endorsement and the Two Year endorsement. In addition, National Union has reduced their premium from $220,000 to $203,845 Total premium savings realized this year is $35,255 and at the same time coverage has been enhanced.

Also attached is Alexander & Alexander's invoice #737348 in the amount of $444,845, which represents the premium payment due with respect to the captioned coverage.

As soon as the policies are received they will be sent to your attention. In the meantime, please do not hesitate to contact us if you have any questions.

The smooth renewal process was the result of a strong team effort involving OMI, Alexander & Alexander, Chubb and National Union. Bob DeMotta and I want to thank you for the opportunity to be of service of OMI.

Sincerely,




cc. R. DeMotta
    R. Halluska

                               BINDER

ALEXANDER                                Alexander & Alexander of New York Inc.
& ALEXANDER                              1185 Avenue of the Americas
LOGO                                     New York, NY 10036
                                         Telephone 212 575-8000

                                                     Submitted by
                                    ____________________________________________

                                                   John M. Perkins
                                    ____________________________________________

To:   Mr. Kent B. Shelley                              Dated
      Chubb & Son, Inc.
      1221 Avenue of the Americas                 January 19, 1996
      New York, NY 10020-1001
                                    ____________________________________________


INSURED    OMI Corp.
           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

TYPE OF INSURANCE   See details in Instructions section below
                    ------------------------------------------------------------

EFFECTIVE DATE      January 31, 1996     EXPIRATION DATE     January 31, 1998
               -------------------------                 -----------------------

LOCATION     90 Park Avenue
         -----------------------------------------------------------------------

             New York, NY 10016
         -----------------------------------------------------------------------

INSTRUCTIONS:

I)  DIRECTORS & OFFICERS LIABILITY COVERAGE

    Parent Organization:         OMI Corp.

    Limits of Liability:

    (A)  Each Loss                   $10,000,000
    (B)  Each Policy Period          $10,000,000

    Deductible Amounts:

    Executive Liability              (A) Each Insured Person         $NIL
                                     (B) All Insured Persons         $NIL
    Executive Indemnification        (C) The Insured Organization    $1,000,000


INSURANCE COMPANY  Federal
                   _____________________________________________________________

POLICY NO.   81092598-H               ACCEPTED BY
           -----------------------                  ------------------------


When accepted by the Company, the coverage is in effect from the effective time and date of coverage. The Company accepting this risk acknowledges itself bound by the terms, conditions and limitations of the policy (or policies) of insurance in current use by the Company for the kind (or kinds) of insurance specifically ordered from the effective date and hour specified herein. Acceptance by or on behalf of the insured of a policy (or policies) as ordered in place hereof shall render this Binder void. This Binder may be canceled at any time by the Insured or by the broker or agent who placed the risk by notice to the Company or by the surrender of this Binder stating when thereafter such concellation shall be effective. This Binder may be canceled by the Company by written notice to the insured and to Alexander & Alexander of New York Inc. who placed the risk stating when, not before 12:00 o'clock noon the fifth business day following the date of mailing, such cancellation shall be effective. A premium charge at the rates agreed upon when this Binder becomes effective will be made for the time this Binder is in effect if no policy of insurance in place hereof is issued and accepted by the insured.

A & A-NY-101-0381   A275MS04.PRM/1                              BINDER1.SHL
                    REV 1/19/96 (JA)

ALEXANDER
& ALEXANDER                                                 PAGE  2  OF  5
LOGO                                                            ----   ----


ATTACHED TO AND FORMING PART OF A&A BINDER DATED        January 19, 1996
                                                 -------------------------------

INSURED    OMI Corp.
         -----------------------------------------------------------------------

TYPE OF INSURANCE     See details in Instructions below
                    ------------------------------------------------------------

    Insured Organization:             OMI Corp. and its subsidiaries.

    Insured Persons:                  Any person who has been, now is, or shall
                                      become a duly elected or appointed officer or general manager of the Insured
                                      Organization.

    Continuity Date:                  None

    Extended Reporting Period:

    (A)  Additional Premium:  150% of the Annual Premium
    (B)  Additional Period:   One Year

    Endorsements:

    --  New York Amendatory (Extended Reporting Period)
    --  New York Amendatory (Regulation 107)
    -- Pending or Prior Litigation exclusion on the $5,000,000 excess $5,000,000 layer as of December 31, 1988
    --  Insured vs Insured exclusion with Wrongful Termination carveout
    -- Excluded loss arising out of legal proceedings in December 31, 1994 10-K -- Absolute BI/PD exclusion
    --  Absolute Pollution exclusion
    --  Spousal Liability extension
    --  Presumptive Indemnification
    --  Pending or Prior Litigation exclusion December 31, 1984
    -- Scheduled For-Profit Triple Excess Outside Directorship Liability coverage
    --  Automatic Acquisition Threshold--10% of OMI's assets
    -- The Reporting and Notice section of the policy will be amended by changing the work "Insured" to "Risk Manager"

II) COMMERCIAL CRIME COVERAGE SECTION--FORM 14-02-263 (ED.6-81)

    Name of Insured:          OMI Corp. and any other subsidiary corporation(s)
                              now existing or hereafter created or acquired.

    Limits of Liability:

    Employee Theft Coverage:                        $2,000,000
    Premises Coverage:                              $2,000,000
    Transit Coverage:                               $2,000,000
    Depositors Forgery Coverage:                    $2,000,000
    Deductible Amount:                              $  100,000


A275MS04.PRM/2
REV 1/19/96 (JA)

ALEXANDER
& ALEXANDER                                                    PAGE  3  OF  5
LOGO                                                               -----  -----


ATTACHED TO AND FORMING PART OF A&A BINDER DATED        January 19, 1996
                                                 -------------------------------

INSURED    OMI Corp.
         -----------------------------------------------------------------------

TYPE OF INSURANCE     See details in Instructions below
                    ------------------------------------------------------------


      Territory:            Anywhere in the world.

      Employee Benefit Plans included as Insureds:

      --  OMI Corp. Employee Stock Ownership Plan
      -- OMI Corp. Savings Plan and any other Employee Benefit Plans now existing or hereafter created which may be required to be bonded under the Employee Retirement Income Security Act of 1974.

      Endorsements:

      --  Credit Card Forgery--$200,000 with $1,000 deductible
      -- Money Orders & Counterfeit Currency Coverage--$2,000,0000 with $1,000 deductible
      --  Perils of the Sea exclusion
      --  Computer Fraud and Funds Transfer Endorsement
      --  Computer Theft of Merchandise
      -- The Notice-Proof-Legal Proceedings section will be amended to read "Risk Manager"
      -- The definition of Employee is extended to include students pursuing studies on the Insured premises and retired persons working as consultants
      -- Automatic subsidiary coverage for acquisitions less than 10% of OMI's total assets

III)  SPECIAL COVERAGE--FORM 14-02-264 (ED 6-81)

      Name of Insured:        OMI Corp. and any other subsidiary corporation(s)
                              now existing or hereafter created or acquired.

      Limits of Liability:

      Kidnap/Ransom and
      Extortion Coverage:            $10,000,000
      Delivery Coverage:             $10,000,000
      Expense Coverage:              $10,000,000

      Deductible Amount:             NONE

      Designated Persons:            All directors, officers and employees of
                                     the Insured.

      Designated Persons:            All Premises and Merchandise of the
                                     Insured and any other tangible real or
                                     personal property owned by the Insured or for which the Insured is legally liable.

      Endorsements:

      --  Extended Expense Coverage
      --  Accidental Death and Dismemberment Coverage
          $350,000 per loss/$2,500,000 aggregate

A275MS04.PRM/3
REV 1/19/96 (JA)

ALEXANDER
& ALEXANDER                                                    PAGE  4  OF  5
LOGO                                                               -----  -----


ATTACHED TO AND FORMING PART OF A&A BINDER DATED        January 19, 1996
                                                 -------------------------------

INSURED    OMI Corp.
         -----------------------------------------------------------------------

TYPE OF INSURANCE     See details in Instructions below
                    ------------------------------------------------------------

    Endorsements: (cont'd)

    -- Business Interruption Coverage. Computer Virus peril included. 12 hour waiting period.
    --  Consequential Personal Financial Loss
    --  Renewal Expense Endorsement
    --  B/I Computer Virus Endorsement
    --  Computer Virus Extortion
    --  Recall Expense
    -- Contingent Business Interruption Coverage with a $1,000,000 sublimit. -- War Risk Accidental Death & Dismemberment at limits of $100,000 per person/$500,000 incident aggregate.
    -- Emergency Repatriation extension with a limit of $100,000 per loss and an annual aggregate of $100,000.

IV) FIDUCIARY LIABILITY AND DEFENSE COVERAGE--FORM 14-02-262 (ED.6-81)

    Limits of Liability:

    (A)  Each Loss                   $5,000,000
    (B)  Each Policy Year            $5,000,000

    Deductible Amount:               $    5,000

    Sponsor Organization:            OMI Corp. and its subsidiaries.

    Employee Benefit Plans included as Insureds:

    --  OMI Corp. Employee Stock Ownership Plan
    --  OMI Corp. Savings Plan

    and any other Employee Benefit Plans now existing or hereafter created which may be required to be bonded under the Employee Retirement Income Security Act of 1974.

    Retroactive Date:  NONE

    Extended Reporting Period:

    (A)  Additional Premium: 150% of the Annual Premium
    (B)  Additional Period: One Year


A275MS04.PRM/4
REV 1/19/96 (JA)

ALEXANDER
& ALEXANDER                                                    PAGE  5  OF  5
LOGO                                                               -----  -----


ATTACHED TO AND FORMING PART OF A&A BINDER DATED        January 19, 1996
                                                 -------------------------------

INSURED    OMI Corp.
         -----------------------------------------------------------------------

TYPE OF INSURANCE     See details in Instructions below
                    ------------------------------------------------------------

    Endorsements:

      --  Pending & Prior Litigation Exclusion--January 31, 1995
      -- Terminated Plan Endorsement: OMI Corp. 88 Pension Plan, OMI Corp. Savings and Security Plan
      --  502(L) Coverage
      --  Split deductible Endorsement
      --  Automatic sold plan coverage
      --  Automatic terminated plan coverage
      --  Non-cancelable run-off coverage after a change in control
      --  Spousal Liability extension
      --  Coverage for formal administrative or regulatory proceedings
      --  Coverage for acquired plans less than 10% in total plan assets
      -- The Reporting and Notice Section of the policy will be amended to be notice to the Risk Manager


ANNUAL INSTALLMENT PREMIUM: $241,000 (as per Multi-year Endorsement)



A275MS04.PRM/5
REV 1/19/96 (JA)

                               BINDER OF INSURANCE


                                      AIG


             National Union Fire Insurance Company of Pittsburg, PA
             70 Pine Street  /  4th Floor     New York, New York 10270
                Direct Dial: (212) 770-6504     Fax: (212) 425-0210

________________________________________________________________________________

                                                        Monday, January 22, 1996


John Perkins
Vice President
Alexander & Alexander Financial Services
1185 Avenue of the Americas
25th Floor
New York, New York 10036


Re: OMI CORP.
    Excess Directors and Officers Insurance and Corporate Reimbursement Policy Policy Period: January 31, 1996-January 31, 1997


Dear John:

I am pleased to present this binder of coverage for the above captioned account which was drafted in accordance with our agreement. Please review this binder for accuracy and contact National Union prior to the Effective Date of policy coverage of any inaccurancy(ies) found within the issued binder. If National Union does not hear from you prior to the Effective Date of policy coverage, it will be understood that the binder has been accepted, by you, as an accurate description of the agreed upon terms of coverage.

                               POLICY INFORMATION
                               ------------------

INSURED:            OMI CORP.
________________________________________________________________________________

INSURED ADDRESS:    90 Park Avenue
                    New York, New York 10016-1302
________________________________________________________________________________

TYPE OF POLICY:     Excess Directors and Officers Insurance and Corporate
                    Reimbursement Policy
________________________________________________________________________________

BASIC FORM:         8136

________________________________________________________________________________

INSURER:             National Union Fire Insurance Co. of Pittsburgh, Pa
                     (A member company of American International Group, Inc.)
________________________________________________________________________________

POLICY NUMBER:       482-51-72
________________________________________________________________________________

EFFECTIVE DATE:      1/31/96
________________________________________________________________________________

EXPIRATION DATE:     1/31/97
________________________________________________________________________________

LIMIT OF LIABILITY:  $15,000,000 excess $10,000,000
________________________________________________________________________________

RETENTION:           Sum of underlying limits and retention
________________________________________________________________________________

COMMISSION:          10%
________________________________________________________________________________

PREMIUM:             $203,845
________________________________________________________________________________

OTHER CONDITIONS:    See below
________________________________________________________________________________



MODIFICATION OF QUOTE LETTER OR OTHER INSTRUCTIONS:
---------------------------------------------------
Endorsements:
1. Follow Form D&O only
2. D&O insurance & company reimbursement pollution endorsement
3. Non follow form over specific endorsement (2 year endorsement)

SUBJECT TO INFORMATION REQUIRED PRIOR TO PERMANENT BINDER:
----------------------------------------------------------
Copy of the Primary Policy

CONDITIONS OF BINDER:
---------------------

When signed by both the Insurer and the Broker, the coverage described above is in effect from 12:01 AM of the Effective Date listed above to 12:01 AM of the Expiration Date listed above pursuant to the terms, conditions and exclusions of the policy form listed above, any policy endorsements described above or in the quote/indication letter referenced above, and any modifications of such terms that may be described in this binder's section entitled Modification of Quote Letter Or Other Instructions referenced above. Unless otherwise indicated, this Binder may be canceled by the Insured, or by the Broker on the behalf of the Insured, by written notice to the Insurer or by the surrender of this Binder stating when thereafter such cancellation shall be effective. Unless otherwise indicated, this Binder may be canceled by the Insurer prior to the Effective Date by sending written notice to the Insured at the address shown above stating when, not less than thirty days thereafter, such cancellation shall be effective. Unless otherwise indicated, this Binder may be canceled by the Insurer on or after the Effective Date in the same manner and upon the same terms and conditions applicable to cancellation of the policy form listed above. If cancellation of this binder, by or on the behalf of either the Insured or the Insurer, is effective after the Effective Date, then the Insurer shall be entitled to the earned premium, on a pro-rata basis, for the covered period. Issuance by the Insurer and acceptance by or on the behalf of the Insured of the policy shall render this Binder void except as indicated below.

Notwithstanding the payment of any premium or the issuance of any policy pursuant to this Binder, this binder shall be considered to be a TEMPORARY AND CONDITIONAL BINDER and is conditioned upon the receipt, review and written underwriting approval of the additional information specified in the section above entitled Subject To Information Required Prior to Permanent Binder. If such information is not received, reviewed and approved in writing by the Insurer within 30 days of the date indicated below that this Binder is executed by the Insurer, then this Binder and any policy issued pursuant thereto will be automatically null and void ab initio and have no effect. This Binder may be extended only in writing by the Insurer.

A condition precedent to coverage afforded by this binder is that no material change in the risk occurs and no submission is made to the Insurer of a claim or circumstances that might give rise to a claim between the date of this binder indicated above and the Effective Date.

PREMIUM PAYMENT

Our accounting procedures require that payment be remitted with 30 days of the effective date of coverage or 15 days from the billing date, whichever is later. We appreciate your compliance with this procedure.

We appreciate your business and hope that we can be of further service to you in the future.


                              AGRRED TO BY:


-----------------------------              ----------------------------------
Rhonda Seitzman                             John Perkins
Underwriter                                 Vice President
National Union Fire Insurance               Alexander &  Alexander Financial
Company Services
of Pittsburgh, PA

Date:  Monday, January 22, 1996             Date: _________________